Loan Number 16-0000958

AMENDED AND RESTATED NOTE

$37,600,000.00

Dated: December 17, 2012	At: Chicago, Illinois

A.           This Amended and Restated Note (this “Note”), is made as of December 17, 2012, by the undersigned, MDA CITY APARTMENTS, LLC, a Delaware limited liability company ("Borrower"), to the order of MONY LIFE INSURANCE COMPANY, a New York corporation (“Holder”).

B.           This Note amends, restates and supersedes, in its entirety, but does not terminate the obligations under, that certain Note dated September 13, 2006 in the original principal sum of Thirty Eight Million and 00/100 Dollars ($38,000,000.00) as amended (the “Original Note”) payable to the order of Holder. Neither the execution of this Note by Borrower, nor the replacement of the Original Note by Holder, shall be deemed or construed as a novation of the obligations of Borrower evidenced by the Original Note, all of which shall be and remain in full force and effect, as amended and restated hereby.

FOR VALUE RECEIVED, Borrower promises to pay to the order of Holder, at its office at 1290 Avenue of the Americas, New York, New York 10104, or at such other place as the Holder may from time to time designate in writing, the principal sum of Thirty Seven Million Six Hundred Thousand and 00/100 Dollars ($37,600,000.00), with interest thereon from the date or dates of disbursement of the aforesaid principal sum at the rate of five and 35/100ths percent (5.35%) per annum, to be paid in lawful money of the United States of America as follows:

In one hundred nineteen (119) successive monthly installments payable on the tenth (10th) day of each calendar month commencing on the tenth (10th) day of the second month following the date hereof, the first thirty-six (36) installments to consist of interest only on the outstanding principal sum, and the next eighty-three (83) installments thereof to be in the amount of ($209,963.55) each and applied first to interest on the unpaid principal sum and the balance to be applied to the principal sum, with interest to be calculated on the basis of a 360 day year with 12 months of 30 days each, and the balance to be applied to the principal sum. The amount of the entire outstanding principal balance and accrued interest thereon shall be payable on January 1, 2023. Borrower acknowledges that there will be a substantial principal payment due upon maturity and that Holder shall have no obligation, expressed or implied, to refinance the same. Interest from the date of disbursement hereof to the first day of the next month shall be paid together with the first regular installment of interest hereunder, to the extent not collected at closing.

Borrower shall have no right to prepay, in whole or in part, the principal sum hereof, except Borrower shall have the right to prepay in whole (but not in part) the principal sum hereof on any date for the payment of interest hereunder during the third loan year (as hereinafter defined) and thereafter, provided that, (a) there shall exist no Event of Default under the provisions of the Mortgage) (b) the Holder hereof shall have received at least thirty (30) business days prior written notice of prepayment and (c) the prepayment shall be accompanied by a fee (the “Prepayment Fee”) (which Borrower agrees is a fair and reasonable method to compensate Holder for its loss of the benefits of this loan transaction) equal to the greater of (1) one percent (1%) of the amount being prepaid or (2) an amount computed as follows: (i) the product of the outstanding principal loan balance (or the amount being prepaid if the loan is not prepaid in full) on the prepayment date (designated as “P” in the formula below) and the amount by which 5.41% exceeds the Base Rate (the yield rate as of the prepayment date for a United States of America treasury obligation having a maturity date substantially contemporaneous with the loan maturity date, designated as “b” in the formula below) shall be divided by two to determine the semi-annual excess of earned interest at the interest rate payable pursuant to this Note over the Base Rate and (ii) the semi-annual excess of earned interest shall be discounted to its present value determined with reference to the number of semi-annual periods then remaining in the loan term (the number of months then remaining in the loan term divided by six and rounded up to the nearest whole number (designated as “n” in the example below) and one-half the Base Rate (to account for the fact the payments are made semi-annually). The formula for computing the prepayment fee is:

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fee =	(5.41% - b) x P	X	(1 + b/2)[n]
	2		b/2

For purposes of establishing the Base Rate, there shall be utilized the yield to maturity on appropriate (as determined solely by the Holder hereof) U.S. Treasury obligations, either U.S. Treasury Notes or Bills, having maturity dates closest to the maturity date of this Note, as quoted in the Wall Street Journal, or if not so quoted, in some other reputable publication selected by the Holder hereof, on the fifth (5th) business day prior to the date of prepayment. The Prepayment Fee shall be calculated by Holder and shall be binding on Borrower absent manifest error. Notwithstanding the foregoing, Borrower may prepay, without premium or charge, the whole (but not a part) of the principal sum hereof, on any business day during the final ninety (90) days of the term hereof, provided that the Holder hereof shall have received at least ten (10) business days prior written notice of such prepayment. Furthermore, if Holder elects under Sections 2.13 or 2.14 of the Mortgage to apply proceeds from a casualty or condemnation to reduce the indebtedness secured by the Mortgage, no premium or charge shall apply to such prepayment.

Borrower agrees that the Prepayment Fee set forth herein, including the amount and method of calculation, fairly and reasonably compensates Holder for its loss of the benefits of this loan transaction and is consistent with generally accepted lending practices in the State of Illinois. If such Prepayment Fee is determined to be unreasonable or otherwise unenforceable by a court of competent jurisdiction, then Borrower agrees to pay a reduced Prepayment Fee equal to the maximum amount permitted under applicable law.

The term “loan year” is defined as any period of one year commencing on the date for the payment of the first installment hereunder or on any anniversary of such date.

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If the maturity of this Note is accelerated as a result of an Event of Default under the provisions of the Mortgage, the Holder will be damaged because of its loss of the benefits of this loan transaction. Holder and Borrower acknowledge that different methods could be used to calculate Holder’s damages, but to avoid any dispute, Borrower agrees to pay as fair and reasonable compensation to Holder an acceleration fee in an amount equal to the greater of (1) three percent (3%) of the outstanding principal amount due hereunder or (2) the Prepayment Fee (regardless of whether or not prepayment is then permitted); provided, however, if such acceleration occurs prior to the third loan year, the Prepayment Fee shall be multiplied by one hundred twenty five percent (125%) (with the Prepayment Fee computed using the formula applicable during the third loan year).

The whole of the principal sum and interest shall become due and payable at the option of the Holder hereof upon the occurrence of an Event of Default under the provisions of the Mortgage (all of the terms and provisions of such Mortgage being hereby incorporated herein by reference), together with (to the extent permitted under applicable law) costs of collection and attorneys’ fees incurred by the Holder hereof in collecting or enforcing payment thereof, including all costs associated with the default, any workout negotiations, foreclosure and bankruptcy, whether or not suit is filed. The whole of the principal sum and, to the extent permitted by law, any accrued interest shall bear interest from and after maturity, whether or not resulting from acceleration, at a rate of ten and 35/100ths percent (10.35%) per annum (the “Default Interest Rate”).

If any payment of principal, interest and any escrow payments required by the Loan Documents, other than the payment due at maturity or upon acceleration of this Note, shall not be made as the same becomes due and payable, such delinquent payment shall bear a late charge for each month or fraction thereof during which such delinquency exists until the date the Default Interest Rate is assessed on the entire principal sum, equal to the lesser of four percent (4%) of the delinquent payment or the maximum amount which shall be permitted by applicable law. Borrower acknowledges that such late charge is fair liquidated compensation to the Holder for the time and expense of dealing with delinquent payments. If such payment shall not be made for ten (10) days after the same becomes due and payable, in addition to the late charge provided for above, interest shall be payable on the whole of the principal sum at the Default Interest Rate for the subsequent duration of such default, whether or not there has been an acceleration of the maturity of this Note.

In the event any one or more of the provisions contained in this Note and/or any of the other Loan Documents shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note or any of the other Loan Documents, but this Note and the other Loan Documents shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

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The Holder and Borrower intend to comply at all times with applicable usury laws. In no event, whether by reason of demand for payment, prepayment, acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged or received by the Holder hereof hereunder or otherwise exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever interest would otherwise be payable to the Holder hereof in excess of the maximum lawful amount, the interest payable to the Holder hereof shall be reduced automatically to the maximum amount permitted by applicable law. If the Holder hereof shall ever receive anything of value deemed interest under applicable law which would apart from this provision be in excess of the maximum lawful amount, an amount equal to any amount which would have been excessive interest shall be applied to the reduction of the principal amount owing hereunder in the inverse order of its maturity and not to the payment of interest, or if such amount which would have been excessive interest exceeds the unpaid balance of principal hereunder, such excess shall be refunded to Borrower. All interest paid or agreed to be paid to the Holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the maximum permitted by applicable law. The provisions of this paragraph shall control all existing and future agreements between Borrower and the Holder hereof.

Any failure by the Holder hereof to insist upon the strict performance of any of the terms and provisions of this Note or of any of the other Loan Documents shall not be deemed to be a waiver of any of the terms and provisions hereof, and the Holder hereof, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Borrower of any and all of the terms and provisions of this Note and the other Loan Documents.

As to this Note and any of the other Loan Documents, Borrower and endorsers severally waive all applicable exemption rights, whether under the state Constitution, Homestead laws or otherwise, and also severally waive valuation and appraisement, presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note, and expressly agree that the maturity of this Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of Borrower or said endorsers.

Should this Note be signed by more than one maker, the singular shall include the plural and all the obligations herein contained shall be the joint and several obligations of each signer hereof.

This Note is secured by that certain Amended and Restated Mortgage, Security Agreement and Fixture Filing of even date herewith (as such mortgage may hereafter be, amended, restated and replaced, from time to time, the “Mortgage") upon certain real estate located in Cook County, State of Illinois, and this Note is to be construed according to the laws of said State and applicable federal laws. This Note, Mortgage and any other instrument securing this Note or otherwise delivered in connection with the loan evidenced by this Note are collectively referred to as the “Loan Documents”.

Notwithstanding anything contained herein or in the other Loan Documents, in any action or proceeding brought on this Note or the other Loan Documents, no personal liability shall be claimed or asserted against Borrower, or against any of its general partners, limited partners, members, shareholders or officers; provided, however, that nothing in the provisions of this paragraph shall be deemed to limit or impair the enforcement against the premises (the “Premises”) described in the Mortgage, or any other property which may from time to time be given as security for the performance of Borrower’s obligations hereunder or under the other Loan Documents, of the Holder’s rights, remedies and recourse under any of such provisions of the Loan Documents with respect to such Premises or other property, nor the enforcement of or liability of maker or any other party under any guaranty, indemnity, certification, undertaking or other Loan Document unless and except as recourse against Borrower is expressly limited therein and, provided further that nothing herein shall limit or impair in any manner the Holder’s rights, remedies or recourse against Borrower and any other party in respect of, and Borrower shall be personally liable for, any damage, loss, claim, expense or liability (including, without limitation, attorneys’ fees), arising from, under or out of any of the following:

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(a)          the commission of fraud or any material misrepresentation (including a materially incorrect certification) made by Borrower or its affiliates in connection with the application for or closing of the loan evidenced hereby;

(b)          misappropriation or misapplication of funds associated with the Premises by Borrower or its affiliates, or failure to apply funds in accordance with the provisions of the Loan Documents, including, but not limited to, (i) lease security deposits and prepaid rents, (ii) casualty insurance proceeds and condemnation awards, (iii) judgments, settlements or bankruptcy claims for unpaid rent or lease termination and (iv) gross revenues from the Premises not applied to payment of the expenses of the Premises, real estate taxes, debt service and other expenditures required by the Loan Documents, (but without any obligation to reinvest in the Premises funds properly distributed to Borrower or its partners or members );

(c)          loss in connection with the Premises not reimbursed by insurance resulting from (i) failure to have in effect insurance policies required by Lender pursuant to the Loan Documents, (ii) the deductible provisions of any required policy or (iii) the successful assertion of any defense or offset by an insurer under any required policy;

(d)          intentional physical waste in connection with the Premises;

(e)          removal from the Premises without equivalent replacement of any personal property owned or leased by Borrower or its affiliates in violation of any of the Loan Documents;

(f)          forfeiture of the Premises or any part thereof or interest therein under any applicable law; and

(g)          payment by the Holder hereof of any recording, transfer, gains or any other transaction specific taxes, fees or charges assessed in connection with making or foreclosing the loan evidenced hereby, bankruptcy proceedings affecting such loan or the delivery of a deed in lieu of foreclosure or equivalent, and Holder’s attorneys’ fees incurred in connection with the enforcement of Holder’s rights, remedies or recourse under the Loan Documents after default, including but not limited to foreclosure, bankruptcy or deed in lieu of foreclosure or equivalent.

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BORROWER, AND HOLDER BY ITS ACCEPTANCE HEREOF, EACH HEREBY AGREE THAT IN CONNECTION WITH ANY LITIGATION, ACTION, CLAIM, SUIT OR PROCEEDING, AT LAW OR IN EQUITY, ARISING OUT OF, PERTAINING TO OR IN ANY WAY ASSOCIATED WITH THIS NOTE, THE MORTGAGE OR DEED OF TRUST, THE OTHER LOAN DOCUMENTS, THE RELATIONSHIP OF THE PARTIES HERETO AS LENDER AND BORROWER, THE PREMISES OR THE ACTIONS OF THE PARTIES HERETO IN CONNECTION WITH ANY OF THE FOREGOING, THE PARTIES (i) WAIVE ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY TRIAL BY JURY AND THE RIGHT TO CLAIM OR RECEIVE CONSEQUENTIAL (THAT IS, SPECIAL OR INDIRECT) OR PUNITIVE DAMAGES, (ii) AGREE THE SUBSTANTIVE LAW OF THE STATE OF ILLINOIS SHALL GOVERN AND (iii) AGREE SUCH WILL BE LITIGATED IN THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF ILLINOIS AND CONSENT AND SUBMIT TO THE JURISDICTION OF SUCH COURTS, AGREE TO INSTITUTE ANY SUCH LITIGATION IN SUCH COURTS, CONSENT TO SERVICE OF PROCESS BY MAIL AND WAIVE ANY RIGHT EACH MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT IN SUCH COURTS ARISING OUT OF THE MATTERS DESCRIBED ABOVE.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Note to be signed as of the date first above written.

MDA CITY APARTMENTS, LLC,
a Delaware limited liability company

By:	MDA Associates of Illinois, LLC, an Illinois limited liability company, its co-manager

	By:	Holtzman Interests No. 17, LLC, a Michigan limited liability company, its manager

		By:	/s/ Jonathan Holtzman
Name: Jonathan Holtzman
Title: Manager